                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT
                               SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box: / /

    / /   Preliminary proxy statement
    /X/   Definitive proxy statement
    / /   Confidential, for use of the Commission only as permitted by
    / /   Rule 14a-6(e)(2)
    / /   Definitive Additional Materials
    / /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            TRIANGLE PHARMACEUTICALS, INC.
-------------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter

-------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

   /x/   No fee required.
   / /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-1.1

    1)   Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

    2)   Aggregate number of securities to which transaction applies:

         ---------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
0-11:
         ---------------------------------------------------------------------

    4)   Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------

    5)   Total fee paid:

         ---------------------------------------------------------------------

   / /   Fee previously paid with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:

         ---------------------------------------------------------------------

    2)   Form, Schedule or Registration Statement No.:

         ---------------------------------------------------------------------

    3)   Filing party:

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

    4)   Date filed:

         ---------------------------------------------------------------------

                            TRIANGLE PHARMACEUTICALS, INC.
                      4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE
                             DURHAM, NORTH CAROLINA 27707



                                                                  MAY 19, 1997


To the Stockholders of
   TRIANGLE PHARMACEUTICALS, INC.


    You are cordially invited to attend the Annual Meeting of the Stockholders of Triangle Pharmaceuticals, Inc., to be held at The Siena Hotel, 1505 E. Franklin Street, Chapel Hill, North Carolina, on June 24, 1997 at 10:00 a.m.

    Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement which you are urged to read carefully.

    If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

    We look forward to seeing you at the Annual Meeting.




                                           Dr. David W. Barry
                                  CHAIRMAN AND CHIEF EXECUTIVE OFFICER









                                YOUR VOTE IS IMPORTANT

         IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES).

                            TRIANGLE PHARMACEUTICALS, INC.
                      4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE
                             DURHAM, NORTH CAROLINA 27707


                                 --------------------


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD JUNE 24, 1997

                                 --------------------


To the Stockholders of
  TRIANGLE PHARMACEUTICALS, INC.

    The Annual Meeting of Stockholders of Triangle Pharmaceuticals, Inc. ("Triangle" or the "Company") will be held at The Siena Hotel, 1505 E. Franklin Street, Chapel Hill, North Carolina, on June 24, 1997 at 10:00 a.m. (the "Annual Meeting") to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

         1. To elect the Board of Directors. The Board has nominated the following persons for election at the Annual Meeting: David W. Barry, M.D.,
    M. Nixon Ellis, Ph.D., Anthony B. Evnin, Ph.D., Standish M. Fleming, Karl Y. Hostetler, M.D., George McFadden and Peter McPartland.

         2. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending
    December 31, 1997.

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on May 9, 1997 will be entitled to vote at the Annual Meeting and at any adjournment thereof. The transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

                             By Order of the Board of Directors



                             Chris A. Rallis
                             SECRETARY

May 19, 1997

ABSTENTIONS AND BROKER NONVOTES WILL BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A QUORUM IS PRESENT AT THE ANNUAL MEETING AND ABSTENTIONS WILL HAVE THE EFFECT OF NEGATIVE VOTES. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

                            TRIANGLE PHARMACEUTICALS, INC
                      4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE
                            DURHAM, NORTH CAROLINA  27707

                          _________________________________

                                   PROXY STATEMENT
                          _________________________________

                        FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                      TO BE HELD
                                    JUNE 24, 1997


    The enclosed proxy is solicited on behalf of the Board of Directors of Triangle Pharmaceuticals, Inc., a Delaware corporation ("Triangle" or the "Company"), for use at the annual meeting of stockholders to be held on June 24, 1997, and at any adjournment or postponement of the annual meeting (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m. at The Siena Hotel, 1505 E. Franklin Street, Chapel Hill, North Carolina. All stockholders of record on May 9, 1997 will be entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and accompanying proxy (the "Proxy") were first mailed to stockholders on or about May 19, 1997.

    The mailing address of the principal executive office of the Company is 4 University Place, 4611 University Drive, Durham, North Carolina 27707.


                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the "Proposals"). Each Proposal is described in more detail in this Proxy Statement.


                         VOTING RIGHTS AND SOLICITATION

VOTING

    On May 9, 1997, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 17,585,108 shares of Common Stock outstanding. Each holder of Common Stock is entitled to one vote on all matters brought before the Annual Meeting.

    Abstentions and broker nonvotes will be counted for purposes of determining whether a quorum is present at the Annual Meeting and abstentions will have the effect of negative votes.

REVOCABILITY OF PROXIES

    Any person giving a proxy has the power to revoke it at any time before its exercise. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4 University Place, 4611 University Drive, Durham, North Carolina 27707, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                      PROPOSAL 1

                                ELECTION OF DIRECTORS

    The Board of Directors of the Company is currently composed of seven members. The Company's Second Restated Certificate of Incorporation provides that, beginning with the Annual Meeting, the Board of Directors will be classified into three classes of directors serving staggered three-year terms, with one class of directors to be elected at each subsequent annual meeting of stockholders. All of the current members of the Board of Directors have been nominated to continue to serve on the Board. Messrs. Fleming and Hostetler have been nominated to stand for election to the Board for terms to expire at the 1998 annual meeting of stockholders or until their successors are elected and have qualified, Messrs. Ellis and Evnin have been nominated to stand for election to the Board of Directors for terms to expire at the 1999 annual meeting of stockholders or until their successors are elected and have qualified, and Messrs. Barry, McFadden and McPartland have been nominated to stand for election to the Board of Directors for terms to expire at the 2000 annual meeting of stockholders or until their successors are elected and have qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve.

VOTE REQUIRED


    The two candidates for the class of directors whose terms expire at the 1998 annual meeting of stockholders, the two candidates for the class of directors whose terms expire at the 1999 annual meeting of stockholders and the three candidates for the class of directors whose terms expire at the 2000 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected directors of Triangle. Unless otherwise instructed, the proxyholders will vote each returned proxy for the nominees named below for election to the class indicated below, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the proxyholders see fit.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the nominees listed below.

NOMINEES

    The following table sets forth information regarding the nominees.

                                YEAR FIRST         CLASS
                                 ELECTED         TERMINATION
NAME                             DIRECTOR   AGE     YEAR       POSITION
----------------------------------------------------------------------------------------

David W. Barry, M.D                1995      53     2000       Chairman of the Board and
                                                               Chief Executive Officer
M. Nixon Ellis, Ph.D               1994      47     1999       President, Chief Operating
                                                               Officer and Director
Anthony B. Evnin, Ph.D.(1)         1995      56     1999       Director
Standish M. Fleming (2)            1995      50     1998       Director
Karl Y. Hostetler, M.D             1995      57     1998       Director
George McFadden (1)                1995      56     2000       Director
Peter McPartland (2)               1996      43     2000       Director

------------------

(1)  Member of Compensation Committee.
(2)  Member of Audit Committee.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 1998

    STANDISH M. FLEMING has served as a director of the Company since July 1995. Since April 1993, Mr. Fleming has been a general partner of Forward Ventures, a venture capital firm. Mr. Fleming also served in an advisory position with Forward Ventures from February 1992 through April 1993. Prior to that, Mr. Fleming joined Ventana, a venture capital firm, in 1986 and served as a fund manager from January 1990 through January 1992. Mr. Fleming received a B.A. in English from Amherst College and an M.B.A. from the University of California, Los Angeles. Mr. Fleming currently serves as a director of three privately-held companies.

    KARL Y. HOSTETLER, M.D. has served as a director of the Company since July 1995. Dr. Hostetler has served as a professor of medicine at the University of California, San Diego and has practiced medicine at the Veterans Affairs Medical Center in San Diego since January 1973. From June 1987 through June 1992, Dr. Hostetler served as a director and as Vice President of Research and Development of Vical Incorporated, a gene therapy company. Dr. Hostetler received a B.A. in chemistry from DePauw University and an M.D. from Western Reserve University.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 1999

    M. NIXON ELLIS, PH.D. has served as a director of the Company since July 1995 and as President and Chief Operating Officer since September 1995. Prior to joining the Company, Dr. Ellis served as Global Brand Director, HIV/Retrovir-Registered Trademark- of Wellcome plc ("Wellcome"), a pharmaceutical company, from January through June 1995, where he was responsible for managing a $300 million worldwide business. From April 1993 through December 1994, Dr. Ellis served as Assistant Director, Group Licensing of Wellcome. Prior to that, Dr. Ellis served as Assistant Division Director, Virology of Burroughs Wellcome, a pharmaceutical company and an indirect, wholly-owned subsidiary of Wellcome, from March 1991 to March 1993. Prior to assuming his management responsibilities at Wellcome, Dr. Ellis' research focused on the disease producing potential of drug resistant viral mutants. Dr. Ellis received a B.S. in biology from the University of South Carolina, an M.B.A. from the University of North Carolina, and an M.S. in medical microbiology and a Ph.D. in microbiology from the University of Georgia.

    ANTHONY B. EVNIN, PH.D. has served as a director of the Company since November 1995. Since 1975, Dr. Evnin has been a general partner of Venrock Associates, a venture capital firm. Dr. Evnin received an A.B. in chemistry from Princeton University and a Ph.D. in chemistry from Massachusetts Institute of Technology. Dr. Evnin is currently a director of several privately-held companies and the following publicly-held companies: Arris Pharmaceutical Corporation, Centocor, Inc., Genetics Institute, Inc. (where he serves as Chairman of the Board), Ribozyme Pharmaceuticals, Inc. and SUGEN, Inc., all of which are biopharmaceutical companies, Escalon Medical Corp. (formerly Intelligent Surgical Lasers, Inc.), an ophthalmic company, Kopin Corporation, a semiconductor device company, and Opta Food Ingredients, Inc., a food ingredients company.

BUSINESS EXPERIENCE OF NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2000

    DAVID W. BARRY, M.D. has served as Chairman of the Board and Chief Executive Officer since July 1995 and served as the Company's President from July through September 1995. Prior to joining the Company, Dr. Barry served as a member of the Board of Directors and as the Director of Research, Development and Medical Affairs of Wellcome from May 1994 through May 1995. From May 1989 through May 1994, Dr. Barry served as Vice President, Research, Development and Medical Affairs of Burroughs Wellcome. Dr. Barry is considered a leader in the field of antiviral therapy and is one of the co-inventors of the first anti-HIV drug, AZT. Dr. Barry also directed the clinical development of the first selective anti-herpes drug, acyclovir. Before joining Burroughs Wellcome in 1977, Dr. Barry spent five years at the FDA in various capacities, including Director of the Influenza Task Force of the Bureau of Biologics and Acting Deputy Director of the Division of Virology at the Bureau of Biologics. Dr. Barry received a B.A. in French literature from Yale College and an M.D. from Yale University. Dr. Barry is currently a director of Family Health International, a not-for-profit company engaged in the business of family planning, and Molecular Biosystems, Inc., a publicly-held medical diagnostics company.

    GEORGE MCFADDEN has served as a director of the Company since November 1995. Since 1979, Mr. McFadden has served as a general partner of McFadden Brothers, an investment company. Mr. McFadden received a B.A. in business from Vanderbilt University and an M.B.A. from Columbia University. Mr. McFadden is currently a director of three privately-held companies, Washington, Inc. (where he serves as Chairman of the Board), Chemical Leaman and Squaw Valley Corp., and of one publicly-held packaging company, Ball Corp.

    PETER MCPARTLAND has served as a director of the Company since June 1996. Mr. McPartland has served as a director of Schroder Ventures Life Sciences Advisers (UK) Ltd., a venture capital firm, since July 1995. He served as a principal of Schroder Venture Advisers from April 1988 through July 1995. Mr. McPartland received a B.Sc. in pharmacology from University College, London. Mr. McPartland currently serves as Chairman of the Board of Cerebrus Limited (a private, United Kingdom company).

BOARD MEETINGS AND COMMITTEES

    The Company's Board of Directors met a total of eight times during the year ended December 31, 1996. Each of the directors nominated for reelection attended at least 75% of the aggregate of (i) the total meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served.

    The Company has a standing Compensation Committee currently composed of Messrs. Evnin and McFadden. The Compensation Committee met once in 1996. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Compensation Committee is also responsible for granting stock awards, stock options and stock appreciation rights and other awards to be made under the Company's existing incentive compensation plans.

    The Company also has a standing Audit Committee composed of Messrs. Fleming and McPartland. The Audit Committee met once in 1996. The Audit Committee assists in selecting the independent accountants, designating the services they are to perform and in maintaining effective communication with those accountants.

DIRECTOR COMPENSATION

    The Company reimburses its directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board. In addition, the Company's 1996 Stock Incentive Plan provides that, beginning with the Annual Meeting, all eligible non-employee directors will automatically receive an option to purchase 1,334 shares of Common Stock for the first year of the directors' Board term and 1,333 shares of Common Stock for each additional year remaining on the director's Board term following the automatic option grant. These options will have an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date and will become exercisable in annual installments after the completion of each year of service following such grant.

                                      PROPOSAL 2

                       RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Company is asking the stockholders to ratify the selection of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1997.

VOTE REQUIRED

    The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP. In the event the stockholders fail to ratify the appointment, the Triangle Board will reconsider its selection. Even if the selection is ratified, the Triangle Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Triangle Board believes that such a change would be in Triangle's and its stockholders' best interests.

    Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors unanimously recommends a vote FOR the ratification and approval of the selection of Price Waterhouse LLP to serve as Triangle's independent accountants for the year ending December 31, 1997.

                                PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1997 for all those known by the Company to be beneficial owners of more than 5% of its outstanding Common Stock.

                                                   SHARES BENEFICIALLY OWNED
                                                 ------------------------------
     NAME AND ADDRESS OF BENEFICIAL OWNER (1)       NUMBER (1)      PERCENT (2)
----------------------------------------------   ---------------  --------------
George McFadden (3). . . . . . . . . . . . . .      2,315,000          13.2%
     745 Fifth Avenue
     New York, NY  10151
Venrock Associates (4) . . . . . . . . . . . .      2,066,667          11.8%
     30 Rockefeller Plaza
     New York, NY  10112
Forward Ventures II, L.P. (5). . . . . . . . .      1,771,461          10.1%
     9255 Towne Centre Drive, Suite 300
     San Diego, CA  92121
David W. Barry, M.D. (6) . . . . . . . . . . .      1,303,881           7.4%
     4 University Place, 4611 University Drive
     Durham, NC  27707
The Wellcome Trust (7) . . . . . . . . . . . .      1,300,000           7.4%
     183 Euston Road
     London, England NN1 2BE

---------------------

(1) Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.
(2) Percentage ownership is based on 17,585,108 shares of Common Stock outstanding on February 28, 1997, and is calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.
(3) Includes 100,000 shares, 200,000 shares, 600,000 shares, 240,000 shares,
    510,000 shares, 90,000 shares, 75,000 shares and 100,000 shares of Common Stock beneficially owned by (i) McFadden Brothers, (ii) McFadden
    Securities, L.P., (iii) a family trust under the will of Alexander B. McFadden, (iv) three family trusts for the benefit of Mr. McFadden's children, (v) other family members, (vi) a former family member, (vii) a former family member as custodian for one of Mr. McFadden's children and
    (viii) a retirement plan for employees of Chemical Leaman Corporation and affiliated corporations, respectively. Mr. McFadden exercises shared voting and investment power with respect to all such shares. Mr. McFadden disclaims beneficial ownership of these shares other than to the extent of his pecuniary interest in the shares beneficially owned by McFadden Brothers, McFadden Securities, L.P. and the family trust under the will of Alexander B. McFadden.
(4) Includes 685,736 shares of Common Stock beneficially owned by Venrock Associates II, L.P. Anthony B. Evnin, Ph.D., a director of the Company, is a general partner of Venrock Associates and Venrock Associates II, L.P.
    Dr. Evnin disclaims beneficial ownership of these shares other than to the extent of his individual partnership interests, but exercises shared voting and investment power with respect to all such shares.
(5) Includes 233,663 shares of Common Stock beneficially owned by Forward Ventures III, L.P. Mr. Fleming is a general partner of Forward II Associates, L.P., which is the general partner of Forward Ventures II, L.P., and a managing member of Forward III Associates, L.L.C., which is the general partner of Forward Ventures III, L.P. Mr. Fleming disclaims beneficial ownership of these shares other than to the extent of his individual partnership and member interests, but exercises shared voting and investment power with respect to all such shares.
(6) Includes 25,381 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of February 28, 1997.
(7) All shares beneficially owned by The Wellcome Trust Limited as trustee of The Wellcome Trust.


                  COMMON STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1997 by (i) each director and nominee named under "Election of Directors," (ii) each of the Company's officers named under "Executive Compensation and Other Information--Summary of Cash and Certain Other Compensation" and (iii) all directors and executive officers of the Company as a group.

                                                   SHARES BENEFICIALLY OWNED
                                                 ------------------------------
     NAME AND ADDRESS OF BENEFICIAL OWNER (1)      NUMBER (1)       PERCENT (2)
----------------------------------------------   ---------------  --------------
David W. Barry, M.D. (3). . . . . . . . . . .       1,303,881          7.4%
M. Nixon Ellis, Ph.D. (4) . . . . . . . . . .         635,298          3.6%
Anthony B. Evnin, Ph.D. (5) . . . . . . . . .       2,066,667         11.8%
    30 Rockefeller Plaza
    New York, NY  10112
Standish M. Fleming (6) . . . . . . . . . . .       1,771,461         10.1%
    9255 Towne Centre Drive, Suite 300
    San Diego, CA  92121
Karl Y. Hostetler, M.D (7). . . . . . . . . .         410,400          2.3%
    14024 Rue St. Raphael
    Del Mar, CA  92104
George McFadden (8) . . . . . . . . . . . . .       2,315,000         13.2%
    745 Fifth Avenue
    New York, NY  10151
Peter McPartland (9). . . . . . . . . . . . .         653,750          3.7%
    20 Southampton Street
    London WC2E 7QG
    United Kingdom
Phillip A. Furman (10). . . . . . . . . . . .         231,924          1.3%
Chris A. Rallis (11). . . . . . . . . . . . .         249,313          1.4%
Carolyn S. Underwood (12) . . . . . . . . . .         185,162          1.0%
All directors and executive officers as
a group (15 persons) (3)-(13) . . . . . . . .      10,163,995         55.8%

----------------

(1) Except as otherwise indicated, (i) the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable and (ii) the address of all persons named in the table is:
    4 University Place, 4611 University Drive, Durham, North Carolina 27707.

(2) Percentage of ownership is based on 17,585,108 shares of Common Stock outstanding on February 28, 1997, and is calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.
(3) Includes 25,381 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of February 28, 1997.
(4) Includes 230,867 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of February 28, 1997.
(5) Includes 1,380,931 shares and 685,736 shares of Common Stock beneficially owned by Venrock Associates and Venrock Associates II, L.P., respectively. Dr. Evnin is a general partner of Venrock Associates and Venrock Associates II, L.P. and consequently shares voting and investment power with respect to all such shares. Dr. Evnin disclaims beneficial ownership of these shares other than to the extent of his individual partnership interest.
(6) Includes 1,475,000 shares and 233,633 shares of Common Stock beneficially owned by Forward Ventures II, L.P. and Forward Ventures III, L.P., respectively. Mr. Fleming is a general partner of Forward II Associates, L.P., which is the general partner of Forward Ventures II, L.P., and a managing member of Forward III Associates, L.L.C., which is the general partner of Forward Ventures III, L.P., and consequently shares voting and investment power with respect to all such shares. Mr. Fleming disclaims beneficial ownership of these shares other than to the extent of his individual partnership and member interests.
(7)  All shares of Common Stock are beneficially owned by a family trust.
(8)  Includes 100,000 shares, 200,000 shares, 600,000 shares, 240,000 shares,
     510,000 shares, 90,000 shares, 75,000 shares and 100,000 shares of Common Stock beneficially owned by (i) McFadden Brothers, (ii) McFadden Securities, L.P., (iii) a family trust under the will of Alexander B. McFadden, (iv) three family trusts for the benefit of Mr. McFadden's children, (v) other family members, (vi) a former family member, (vii) a former family member as custodian for one of Mr. McFadden's children and
     (viii) a retirement plan for employees of Chemical Leaman Corporation and affiliated corporations, respectively. Mr. McFadden exercises shared voting and investment power with respect to all such shares. Mr. McFadden disclaims beneficial ownership of these shares other than to the extent of his pecuniary interest in the shares beneficially owned by McFadden Brothers, McFadden Securities, L.P. and the family trust under the will of Alexander B. McFadden.
(9) All shares beneficially owned by Schroder Venture Managers Limited, as manager for Schroder Ventures International Life Sciences Fund LP1, Schroder Ventures International Life Sciences Fund LP2, Schroder Ventures International Life Sciences Fund Trust and Schroder Venture Managers Limited, as investment manager for the Schroder Ventures International Life Sciences Fund Co-investment Scheme. Mr. McPartland is a director of Schroder Ventures Life Sciences Advisers (UK) Ltd., a wholly-owned subsidiary of Schroder Ventures Life Sciences Advisors Limited, which acts as an advisor to Schroder Venture Managers Limited. Mr. McPartland disclaims beneficial ownership of these shares other than to the extent of his individual interest arising from his position as a director of Schroder Ventures Life Science Advisers (UK) Ltd.
(10) Includes 56,795 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of February 28, 1997.
(11) Includes 57,970 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of February 28, 1997. Also includes 500 shares held separately by Mr. Rallis' wife and 500 shares held by Mr. Rallis' wife as custodian for their children under the Uniform Gift to Minors Act.
(12) Includes 168,535 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of February 28, 1997. Also includes 500 shares held by Ms. Underwood as custodian for her son under the Uniform Gift to Minors Act.
(13) Includes 637,790 shares of Common Stock issuable upon the exercise of options that are exercisable within 60 days of February 28, 1997.

                         EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The executive officers and key employees of the Company as of March 31, 1997 are as follows:


                NAME                          AGE                  POSITION
--------------------------------------------  ---    ----------------------------------------------
David W. Barry, M.D. .......................   53    Chairman of the Board and Chief Executive
                                                     Officer

M. Nixon Ellis, Ph.D. ......................   47    Director, President and Chief Operating
                                                     Officer

Phillip A. Furman, Ph.D. ...................   52    Vice President, Research and Chief Scientific
                                                     Officer

James A. Klein, Jr. ........................   34    Chief Financial Officer and Treasurer

Bruce J. McCreedy, Jr., Ph.D. ..............   37    Vice President, Clinical Diagnostics

Anne F. McKay...............................   42    Vice President, Drug Regulatory Affairs

George R. Painter, III, Ph.D. ..............   46    Vice President, Chemistry and Technical
                                                     Development

Chris A. Rallis, J.D. ......................   43    Vice President, Business Development,
                                                     General Counsel and Secretary

Franck S. Rousseau, M.D. ...................   39    Vice President, Medical Affairs and Chief
                                                     Medical Officer

Carolyn S. Underwood........................   40    Vice President, Marketing and Investor
                                                     Relations

John Delehanty, Ph.D........................   48    Director of Clinical Research

Cary P. Moxham, Ph.D........................   37    Director of Project Development

George M. Szczech, D.V.M., Ph.D.............   54    Director of Toxicology and Pharmacology


    DAVID W. BARRY, M.D. has been nominated to serve as a director of the Company. See "Election of Directors" for a discussion of Dr. Barry's business experience.

    M. NIXON ELLIS, PH.D. has been nominated to serve as a director of the Company. See "Election of Directors" for a discussion of Dr. Ellis' business experience.

    PHILLIP A. FURMAN, PH.D. has served as Vice President, Research and Chief Scientific Officer of the Company since September 1995. Prior to joining the Company, Dr. Furman served as Director, Virology of Burroughs Wellcome from July 1989 through June 1995, where he played a significant role in the development of both AZT and acyclovir. Dr. Furman's research while at Burroughs Wellcome focused on the structure and function of nucleic acid polymerizing enzymes. He is a co-inventor of the use of AZT for HIV therapy as well as a co-inventor of the use of FTC to treat HBV infections. Dr. Furman received a B.S. in biology from Piedmont College, an M.A. in microbiology from the University of Southern Florida and a Ph.D. in microbiology from Tulane University.

    JAMES A. KLEIN, JR. has served as Chief Financial Officer and Treasurer of the Company since November 1995, and served as Secretary and Treasurer from July through November 1995. Prior to joining the Company, Mr. Klein served as International Research, Development and Medical Financial Controller of Wellcome from May 1994 through June 1995. From June 1992 through May 1994, Mr. Klein served as Senior Financial Analyst of Burroughs Wellcome. Prior to that, Mr. Klein held various management positions in finance at Burroughs
                                -10-

Wellcome. Mr. Klein received a B.A. in accounting from the University of Mississippi and is a certified public accountant.

    BRUCE J. MCCREEDY, JR., PH.D. has served as Vice President, Clinical Diagnostics since joining the Company in March 1997. Prior to joining the Company, Dr. McCreedy served in the following positions at Laboratory Corporation of America (formerly Roche Biomedical Laboratories): Associate Vice President of Infectious Diseases and Clinical Trials from July 1995 to February 1997, Director of Infectious Diseases and Clinical Trials from 1993 to 1995, and Associate Director of Infectious Diseases from 1990 to 1993. While at Laboratory Corporation of America, Dr. McCreedy was involved in the development of diagnostic test systems for the detection and quantitation of human retroviruses and hepatitis B and C viruses. Dr. McCreedy received his B.S. degree from Wake Forest University in medical microbiology and his Ph.D. in microbiology from the Bowman Gray School of Medicine.

    ANNE F. MCKAY has served as Vice President, Drug Regulatory Affairs since October 1996. Prior to joining the Company, Ms. McKay served as Director of Regulatory Affairs with Medco Research, Inc. from July 1995 to September 1996. Prior to joining Medco, Ms. McKay served as Director of Regulatory Affairs, North America, with Burroughs Wellcome, and held various other regulatory positions during a 15-year tenure at Burroughs Wellcome. While at Burroughs Wellcome, Ms. McKay's department was responsible for providing support for various FDA submissions, including the NDA submissions for AZT and acyclovir. Ms. McKay received her B.S. in animal science from Michigan State University.

    GEORGE R. PAINTER, III, PH.D. has served as Vice President, Chemistry and Technical Development of the Company since January 1996. From July 1995 through January 1996, Dr. Painter served as Director of Research Process for Glaxo Wellcome ("Glaxo") and from June 1993 through July 1995, Dr. Painter served as Assistant Director of Virology for Burroughs Wellcome. While at Burroughs Wellcome, Dr. Painter led the international development of both an HIV protease inhibitor and FTC. He is also a co-inventor of the use of FTC to treat HBV infections. Dr. Painter received a B.S. in chemistry, an M.S. in physical chemistry and a Ph.D. in organic chemistry from Emory.

    CHRIS A. RALLIS, J.D. has served as Vice President, Business Development, General Counsel and Secretary of the Company since November 1995. Prior to joining the Company, Mr. Rallis served in the following positions with Burroughs Wellcome: Vice President, Planning and Business Development from February 1994 to June 1995; Director, Planning and Business Development from June 1993 through February 1994; and Assistant General Counsel from June 1991 through June 1993. During Mr. Rallis' tenure at Burroughs Wellcome, his department was responsible for finalizing licensing agreements with Emory and Vertex Pharmaceuticals Incorporated and a consumer healthcare joint venture with Warner-Lambert Company. Mr. Rallis received an A.B. degree in economics from Harvard College and a J.D. from Duke University.

    FRANCK S. ROUSSEAU, M.D. joined the Company as Vice President, Medical Affairs and Chief Medical Officer in March 1997. From 1995 through March 1997, Dr. Rousseau served as Associate Director, International Antiviral Clinical Research for Glaxo. Prior to joining Glaxo, Dr. Rousseau was Director of Infectious Diseases and HIV Clinical Research at Wellcome France from 1993 through 1995. From 1990 through 1993, Dr. Rousseau was a Clinical Research Physician with the French National Agency for Research Against AIDS.
 Dr. Rousseau has been involved with the clinical development of several anti-HIV drugs. Dr. Rousseau received his baccalaureate from the University of Paris and his M.D. from the University of Paris, College of Medicine.

    CAROLYN S. UNDERWOOD has served as Vice President, Marketing of the Company since January 1996 and assumed responsibility for Investor Relations in November 1996. Prior to joining the Company, Ms. Underwood served as Director, CNS Marketing of Glaxo from June through December 1995. Prior to that, Ms. Underwood served as Director, Marketing Division of Nippon Wellcome KK, a pharmaceutical company of which Wellcome was one of the joint venture partners, from February 1994 through June 1995. Ms. Underwood also served as Senior Director of Marketing of Burroughs Wellcome from July 1991 through January 1994. Ms. Underwood received a B.S. in nursing from the University of North Carolina, Chapel Hill.

    JOHN DELEHANTY, PH.D. has served as the Director of Clinical Research of the Company since September 1996. Prior to joining the Company, Dr. Delehanty served as Associate Director of Infectious Diseases with Burroughs Wellcome (and later with Glaxo) since 1983. While at Burroughs Wellcome, Dr. Delehanty led the development of several topical antiviral drugs. Dr. Delehanty has also worked at the National Research Council and World Health Organization. Dr. Delehanty received a B.S. in biology from Villanova University and a Ph.D. in genetics from Florida State University/Oak Ridge National Laboratory.

    CARY P. MOXHAM, PH.D. has served as Director of Project Development since February 1996. Prior to joining the Company, Dr. Moxham served as Research Scientist with Burroughs Wellcome (and later with Glaxo) since 1986. From September 1994 to February 1996, Dr. Moxham served as International Project Leader for Burroughs Wellcome (and later as Product Development Leader with Glaxo), where he led the international development of two humanized monoclonal antibodies for the treatment of solid tumors. Dr. Moxham received a B.S. in biology and chemistry from Union College and a Ph.D. in biochemical pharmacology from the State University of New York at Stony Brook.

    GEORGE M. SZCZECH, D.V.M., PH.D. has served as the Director of Toxicology and Pharmacology of the Company since January 1996. Prior to joining the Company, Dr. Szczech served as Associate Director of the Division of Toxicology and Pathology at Burroughs Wellcome from 1992 to 1995, and as Senior Toxicologic Pathologist from 1985 to 1992. Dr. Szczech has over 20 years experience in pharmaceutical development with specialization in all aspects of product safety assessment. In positions at Burroughs Wellcome, the Mead Johnson Company (now a subsidiary of Bristol-Myers Squibb) and Upjohn Company (now Pharmacia & Upjohn), he performed and published research dealing with the safety of a wide variety of pharmaceuticals. Much of his work involved establishing laboratories and procedures in the area of reproductive and developmental toxicology. Dr Szczech earned his D.V.M. at the University of Minnesota and his Ph.D. at Purdue University and is board certified in veterinary pathology and in toxicology.

                     EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth information concerning the aggregate compensation paid by the Company to the Company's Chief Executive Officer and to the four additional most highly compensated executive officers (the "Named Executive Officers") for services rendered in all capacities to the Company for the period from inception (July 12, 1995) to December 31, 1995 and for the year ended December 31, 1996:

                              SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------
                                        Annual          Long-Term
                                     Compensation(1)   Compensation
                                                      ---------------

                                                          Awards

                                   ----------------------------------

                                                          Securities     All Other
       Name and                                           Underlying      Compen-
       Principal             Year    Salary    Bonus     Options/SARs      sation
       Position                       ($)       ($)           (#)          ($)(2)
------------------------------------------------------------------------------------
David W. Barry, M.D........ 1996     205,333    20,000      197,214           11,370
 Chairman and Chief         1995(3)  100,000     8,000            0                0
 Executive Officer


M. Nixon Ellis, Ph.D....... 1996     180,000    17,500      230,867            1,394
 Director, President        1995(3)   87,500     2,000            0                0
 and Chief Operating
 Officer


Phillip A. Furman, Ph.D.... 1996     155,000    15,000       56,795            3,114
 Vice President,            1995(3)   75,000     1,500            0                0
 Research and
 Chief Scientific Officer


Chris A. Rallis, J.D....... 1996     158,333    16,500       57,970            1,147
 Vice President,            1995(3)   25,000         0            0                0
 Business Development,
 General Counsel
 and Secretary


Carolyn S. Underwood....... 1996     151,177    26,250      184,035              328
  Vice President,           1995(3)        0         0            0                0
  Marketing and
  Investor Relations
------------------------------------------------------------------------------------

(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.
(2) Represents the amounts paid by the Company during 1996 for the premiums for both individual and group term life insurance policies for the benefit of the Named Executive Officers.
(3) Represents the aggregate compensation paid by the Company during the period from the Company's inception (July 12, 1995) to December 31, 1995.

STOCK OPTIONS

    The following table sets forth information concerning stock option grants made to each of the Named Executive Officers during the year ended December 31, 1996. The Company did not grant any stock appreciation rights during the year ended December 31, 1996.


                        OPTION/SAR GRANTS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------------
                                                                                            Potential Realizable
                                                                                             Value at Assumed
                                                                                            Annual Rates of Stock
                                                                                            Price Appreciation for
                                  Individual Grants                                              Option Term
------------------------------------------------------------------------------------------------------------------

                               Number of       Percent of
                               Securities    Total Options/
                               Underlying     SARs Granted
                                Option/       to Employees     Exercise or
                                 SARs           in Fiscal       Base Price    Expiration
            Name              Granted(1)(2)    Year(%)(3)        ($/Sh)(4)       Date       5% ($)(5)  10% ($)(5)
-----------------------------------------------------------------------------------------------------------------
David W. Barry, M.D. ......... 171,833(6)        12              0.0825(7)     2/14/06       23,092       36,769
                                25,381            2                            9/06/06      289,401      460,822
                                                                 7.0000

M. Nixon Ellis, Ph.D. ........ 208,542           14              0.0750        2/14/06       25,477       40,568
                                22,325            2              7.0000        9/06/06      254,556      405,337

Phillip A. Furman, Ph.D. .....  37,407            3              0.0750        2/14/06        4,570        7,277
                                19,388            1              7.0000        9/06/06      221,067      352,012

Chris A. Rallis, J.D. ........  37,407            3              0.0750        2/14/06        4,570        7,277
                                20,563            1              7.0000        9/06/06      234,465      373,346

Carolyn S. Underwood ......... 150,000           10              0.0750        2/14/06       18,325       29,180
                                19,035            1              7.0000        9/06/06      217,042      345,603
                                15,000(8)         1              6.0000(9)     9/06/06      146,601      233,437
-----------------------------------------------------------------------------------------------------------------

(1) All options were granted under the Company's 1996 Stock Option/Stock Issuance Plan.
(2) Unless otherwise indicated, each option is immediately exercisable and vests as follows: 25% after 12 months of service measured from the start of employment or, in some cases, the date of the option grant, and the remaining 75% thereafter in a series of 36 equal monthly installments. The shares subject to each option will immediately vest in the event the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The options further provide that the shares subject to each option will immediately vest even if the Company's repurchase rights are transferred to the acquiring entity if the Named Executive Officer's employment is terminated involuntarily (which includes, among other things, a reduction in the responsibilities of the Named Executive Officer) at any time within twelve months after the merger or asset sale.
     The grant dates for the above options are as follows:

                Name             Options Granted (#)      Grant Date
-----------------------------  -----------------------  --------------
David W. Barry, M.D. ..........      171,833(6)             2/14/96
                                      25,381                9/06/96

M. Nixon Ellis, Ph.D. .........      208,542                2/14/96
                                      22,325                9/06/96

Phillip A. Furman, Ph.D. ......       37,407                2/14/96
                                      19,388                9/06/96

Chris A. Rallis, J.D. .........       37,407                2/14/96
                                      20,563                9/06/96

Carolyn S. Underwood ..........      150,000                2/14/96
                                      19,035                9/06/96
                                      15,000(8)             9/06/96

(3) The Company granted options to acquire an aggregate of 1,451,000 shares of Common Stock to the Company's officers and employees in 1996.
(4) Unless otherwise indicated, the exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board of Directors or the Compensation Committee of the Board of Directors. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date or a combination of cash or shares or any other form of consideration approved by the Board of Directors or the Compensation Committee. The fair market value of shares of Common Stock is determined in accordance with certain provisions of the 1996 Stock Option/Stock Issuance Plan based on the closing selling price per share of a share of Common Stock on the date in question on the Nasdaq National Market.
(5) There is no assurance provided to any Named Executive Officer or any other holder of the Company's securities that the actual stock price appreciation over the applicable 5-year or 10-year option term will be at the assumed 5% or 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the Named Executive Officers.
(6) This option is immediately exercisable and vests as follows: 20% after 12 months of service measured from the grant date, and the remaining 80% thereafter in a series of 48 equal monthly installments. The shares subject to this option will immediately vest in the event the Company is acquired by a merger or assets sale, unless the Company's repurchase rights with respect to those shares are transferred to the acquiring entity. The option further provides that the shares subject to the option will immediately vest even if the Company's repurchase rights are transferred to the acquiring entity if the Named Executive Officer's employment is terminated involuntarily (which includes, among other things, a reduction in the responsibilities of the Named Executive Officer) at any time within twelve months after the merger or asset sale.
(7) Represented 110% of the fair market value of the underlying shares of Common Stock on the date the option was granted as determined by the Board of Directors.
(8) This option is immediately exercisable and was fully vested on the date the option was granted.
(9) Represented 85% of the fair market value of the underlying shares of Common Stock on the date the option was granted as determined by the Compensation Committee of the Board of Directors.


OPTION EXERCISES AND HOLDINGS

    The following table provides information concerning option exercises during the year ended December 31, 1996 by the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers as of December 31, 1996. The Company did not grant any stock appreciation rights during the year ended December 31, 1996.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
                              YEAR-END OPTION/SAR VALUES

----------------------------------------------------------------------------------------------------------------------------------
                                                          Number of Securities Underlying       Value of Unexercised In-The-
                                                           Unexercised Options/SARs at            Money Options/SARs at
                                                              December 31, 1996(#)                December 31, 1996($)(2)
                                                        --------------------------------------------------------------------------

                                  Shares       Value
                                Acquired on   Realized
         Name                   Exercise (#)   ($)(1)     Exercisable       Unexercisable       Exercisable       Unexercisable
----------------------------------------------------------------------------------------------------------------------------------
David W. Barry, M.D. ..........       171,833     157,657         25,381                   0            402,923                  0

M. Nixon Ellis, Ph.D. .........             0           0        230,867                   0          5,109,167                  0

Phillip A. Furman, Ph.D. ......             0           0         56,795                   0          1,160,664                  0

Chris A. Rallis, J.D. .........             0           0         57,970                   0          1,179,317                  0

Carolyn S. Underwood ..........        15,500      70,215        168,535                   0          3,621,906                  0
----------------------------------------------------------------------------------------------------------------------------------

    (1) Value is defined as the fair market price of the Company's Common Stock on the date of exercise less the exercise price.
    (2) Value is defined as the fair market price of the Company's Common Stock at December 31, 1996 less the exercise price. On December 31, 1996, the closing selling price of a share of the Company's Common Stock on the Nasdaq National Market was $22.875.


    EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

        In October 1996, the Company entered into an employment agreement with Dr. David W. Barry, the Company's Chairman and Chief Executive Officer. Pursuant to the agreement, the Company has employed Dr. Barry at a base salary of $216,000 per year for a period of two years, subject to increase by the Company's Board of Directors. The Company has also agreed to provide to Dr. Barry any other benefits that are provided to the Company's other executive officers. Dr. Barry's employment is terminable at will by either the Company or Dr. Barry. In the event Dr. Barry's employment is terminated by the Company for any reason or Dr. Barry resigns at any time within three years of the date of the agreement, the Company has agreed to continue to pay Dr. Barry's then-current base salary for a period of two years and Dr. Barry has agreed that during the two-year period he will not serve as the chairman, chief executive officer or president of, or participate in or direct the development of drugs for the treatment of viral diseases for, any for-profit business in the pharmaceutical industry that competes in the United States with the Company. In addition, in the event that Dr. Barry's employment is terminated by the Company without cause at any time within three years of the date of the agreement, the Company has agreed to accelerate the vesting of any unvested stock and/or options held by Dr. Barry. The agreement will terminate automatically in the event of any change in control of the Company.

        All of the options awarded by the Company to the Named Executive Officers during the year ended December 31, 1996, provide that the shares subject to each option will immediately vest in the event the Company is acquired by a merger or asset sale, unless the Company's repurchase rights with respect to these shares are transferred to the acquiring entity. The options further provide that the shares subject to each option will immediately vest even if the Company's repurchase rights are transferred to the acquiring entity if the Named Executive Officer's employment is terminated involuntarily (which includes, among other things, a reduction in the responsibilities of the Named Executive Officer) at any time within twelve months after the merger or asset sale.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee was established in June 1996. Its members are Dr. Evnin and Mr. McFadden. Dr. Evnin is a general partner of Venrock Associates and Venrock Associates II, L.P., both of which purchased Preferred Stock from the Company as part of several private placement transactions completed by the Company during the years ended December 31, 1995 and 1996. Mr. McFadden and several affiliated individuals and entities also purchased Preferred Stock from the Company as part of these financings. See "Certain Relationships and Related Transactions."

        During the year ended December 31, 1996, the Board of Directors awarded options to the Company's executive officers and other employees and established the levels of compensation for the Company's executive officers. Dr. Barry, the Company's Chairman and Chief Executive Officer, and
    Dr. Ellis, a director and the Company's President and Chief Operating Officer, each participated in the deliberations of the Board of Directors regarding executive compensation that occurred during 1996, including the deliberations regarding his own compensation. See "Certain Relationships and Related Transactions" for a description of certain material transactions between the Company and Dr. Barry and Dr. Ellis.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 20 SHALL NOT BE INCORPORATED INTO ANY SUCH FILINGS.

    BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

        The Board of Directors offers this report regarding compensation for the Company's executive officers and Chief Executive Officer.

        GENERAL COMPENSATION POLICY

        The Company's primary objective is to maximize the value of its shares over time. Accomplishing this objective requires the Company to successfully develop and market safe and effective drugs, primarily for the treatment of viral diseases and cancer. The Board of Directors, with this objective in mind, authorizes compensation packages for the Company's executive officers designed to retain and attract top quality management and to encourage them to contribute to the achievement of the Company's business objectives. In addition, the Board attempts to establish compensation packages that are comparable to the packages received by executives of similar companies and reasonable in light of the Company's expenditures on its drug development programs.

        The Company compensates its executive officers with a combination of salary and incentives designed to encourage efforts to achieve both the short-term and long-term goals of the Company. The compensation structure attempts to reward both individual contributions as well as the Company's overall performance. Many traditional measures of corporate performance, such as earnings per share or sales growth, are less applicable to the performance of development stage pharmaceutical companies, like the Company, than to mature pharmaceutical companies or companies in other industries.
    As a result, the Board evaluates other indications of performance, such as the progress of the Company in obtaining rights to drug candidates, raising the capital needed for its operations and achieving milestones in the development of its drug candidates, in making executive compensation decisions.

        The basic components of the Company's compensation packages for its executive officers include the following:

        -    Base Salary
        -    Annual Incentives
        -    Long-term Incentives
        -    Benefits

Each officer's package contains a mix of these elements and is designed to provide a level of compensation competitive with the compensation paid to comparable officers of companies of similar size in similar industries.
Based on various surveys of executive compensation within the Company's industry, the Board of Directors believes it achieved this level of aggregate executive compensation during 1996. The Company favors a compensation structure that aligns the long-term interests of its executive officers with the interests of its stockholders, and as a result places more weight upon long-term incentives in the form of stock options than upon base salary and annual incentives.

    BASE SALARY and increases in base salary are determined by both individual and Company performance and the salary levels in effect for companies of similar size in similar industries. During 1996, the Board attempted to keep the base salaries of the Company's officers at a level around the median range of the salaries of officers in comparable companies. In addition, the Board considered the following factors in setting the base salaries for executive officers during 1996: the Company's success in obtaining rights to additional drug candidates and raising significant capital, the Company's progress in the development of its drug candidates, and any special expertise of a particular executive. During 1996, the base salaries for the Named Executive Officers (excluding Dr. Barry and Carolyn Underwood because she was not employed during 1995) increased on an annualized basis by an average of approximately 12% over their annualized base salaries during the period from the Company's inception (July 12, 1995) through December 31, 1995 (the "Inception Period").

    ANNUAL INCENTIVES in the form of cash bonuses are awarded by the Board based upon its evaluation of the performance of each executive officer and the achievement of Company goals during the year. In 1996, annual incentive compensation awarded to the Named Executive Officers (excluding Dr. Barry) averaged approximately 10% of base salary and totaled in the aggregate $75,250. Although the awards were granted based on the significant milestones achieved by the Company during 1996, the amount of each award was significantly below the average awards for comparable companies, reflecting the Board's objective of placing more weight upon long-term incentives than upon base salary and annual incentives.

    LONG-TERM INCENTIVE compensation in the form of stock options is expected to be the largest element of total compensation over time. Grants of stock options are designed to align the long-term interests of each officer with the interests of the Company's stockholders and to provide long-term incentives for the individual officer to remain with the Company. Stock options provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The size of the option grant to each officer is based on the officer's current position and expected future contributions to the Company's business. Awards of stock options are designed to have an expected aggregate exercise value over time equal to a multiple of salary which will create a significant opportunity for stock ownership.

    During 1996, the Named Executive Officers (excluding Dr. Barry) were granted ten-year options to purchase an aggregate of 529,667 shares of the Company's Common Stock at exercise prices ranging from $0.075 to $7.00 per share. Almost all of the options vest over a four year period as long as the Named Executive Officer continues to remain employed by the Company. The options were awarded by the Board based on the significant milestones achieved by the Company during 1996, except in the case of the grant of an option to purchase 150,000 shares of Common Stock awarded to Ms. Underwood, which was granted as part of her initial compensation package upon the commencement of her employment with the Company. The Board also considered the total percentage of outstanding shares beneficially owned by the Named Executive Officers as compared to the stock ownership of similar officers at comparable companies. The Board believes that the option grants were within the median range of the option grants to officers in comparable companies.

    BENEFITS offered to the Company's executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company's executive officers are substantially the same as those offered to all the Company's regular employees.

    CEO COMPENSATION

    Dr. Barry's 1996 base salary of $205,333 represented an increase on an annualized basis of approximately 3% over his annualized base salary during the Inception Period. The cash bonus paid to Dr. Barry increased from $8,000 during the Inception Period to $20,000 during 1996. Although the increases were based on the significant milestones achieved by the Company during 1996, the amount of Dr. Barry's base salary and cash bonus were significantly below the average for chief executive officers of comparable companies, reflecting the Board's objective, particularly in the case of Dr. Barry, of placing more weight upon long-term incentives than upon base salary and annual incentives.

    The Board expects that the stock options granted to Dr. Barry will represent the largest element of his compensation and provide a direct link between Dr. Barry's compensation and the Company's performance. During 1996, Dr. Barry received ten-year options to purchase an aggregate of 197,214 shares of the Company's Common Stock at exercise prices ranging from $0.0825 to $7.00 per share. All of the options vest over a four or five year period as long as Dr. Barry continues to remain employed by the Company. As with the other Named Executive Officers, the options granted to Dr. Barry were awarded based on the significant milestones achieved by the Company during 1996. The Board believes that the option grants were within the median range of the option grants to chief executive officers in comparable companies, although the total percentage of outstanding shares beneficially owned by Dr. Barry is above the median as compared to the stock ownership of similar officers at comparable companies. It is the Board's judgment that Dr. Barry's scientific and management leadership is extremely important to the Company, and it is therefore essential to provide Dr. Barry with a significant unvested stock ownership position in the Company.

              BOARD OF DIRECTORS

              David W. Barry, M.D.
              M. Nixon Ellis, Ph.D.
              Anthony B. Evnin, Ph.D.
              Standish M. Fleming
              Karl Y. Hostetler, M.D.
              George McFadden
              Peter McPartland

PERFORMANCE GRAPH

    The following graph compares total stockholder returns since the Company became a reporting company under the Exchange Act to the Nasdaq CRSP Total Return Index ("Nasdaq Broad Index") for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq CRSP Pharmaceutical Index ("Nasdaq Pharmaceutical Index"). The total return for each of the Company's Common Stock, the Nasdaq Broad Index and the Nasdaq Pharmaceutical Index assumes the reinvestment of dividends, although dividends have not been declared on the Company's Common Stock. The Nasdaq Pharmaceutical Index is made up of all companies with the standard industrial classification (SIC) Code 283 (category description "Drugs"). The companies comprising the Nasdaq Pharmaceutical Index are available upon written request to Investor Relations at the Company's executive offices. The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.


                  [Performance graph included here]


                                         CUMULATIVE TOTAL RETURN
                                       ----------------------------
                                          11/01/96     12/31/96

   TRIANGLE PHARMACEUTICALS, INC.           100          229
   NASDAQ STOCK MARKET-US                   100          106
   NASDAQ PHARMACEUTICALS                   100          103

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company's Registration Statement on Form S-1 pursuant to which the Company completed its initial public offering ("IPO") was declared effective on October 31, 1996. As part of the IPO, each share of the Company's Preferred Stock automatically converted into one share of Common Stock and all outstanding warrants to purchase shares of the Company's Preferred Stock automatically converted into the right to acquire an equivalent number of shares of Common Stock at the same exercise price.

    In October 1996, the Company entered into an Employment Agreement with Dr. Barry, the Company's Chairman and Chief Executive Officer. See "Executive Compensation and Other Information--Employment Contracts and Change of Control Arrangements."

    Since its inception in July 1995, the Company issued, in private placement transactions, shares of its Preferred Stock as follows: 5,231,671 shares of Series A Preferred Stock at a price of $0.75 per share (and warrants to purchase up to 130,000 shares of Series A Preferred Stock at an exercise price of $0.75 per share); and 3,706,234 shares of Series B Preferred Stock at a price of $5.00 per share (and warrants to purchase up to 16,000 shares of Series B Preferred Stock at an exercise price of $5.00 per share). The purchasers of Preferred Stock included, among others, the following executive officers, directors and holders of more than five percent of the Company's outstanding stock and their respective affiliates: (i) Venrock Associates and Venrock Associates II (of which Dr. Evnin is a general partner) invested a total of $4,100,000; (ii) George McFadden and several related entities and individuals invested a total of $4,000,000; (iii) Forward Ventures II, L.P. and Forward Ventures Vanguard Fund (of which Mr. Fleming is indirectly a general partner) invested a total of $3,788,000; (iv) The Wellcome Trust (to which Schroder Ventures Life Sciences Advisors Limited, of which Mr. McPartland is indirectly a director, acts as an advisor) invested a total of $5,000,000; (v) Dr. Barry invested a total of $400,000; (vi) Dr. Ellis invested a total of $441,000; and
(vii) Dr. Hostetler invested a total of $125,000. As part of these financings, the Company granted registration rights to the investors that acquired the Preferred Stock.

    In November 1995, the Company entered into a license agreement and separate consulting agreements with Dr. Hostetler, one of the Company's directors and a member of the Company's Scientific Advisory Board, and Dr. Dennis Carson, another member of the Company's Scientific Advisory Board. Pursuant to the license agreement, Dr. Hostetler granted the Company an exclusive worldwide license to his rights to Acyclovir Monophosphate ("ACVMP") and Drs. Hostetler and Carson granted the Company an exclusive worldwide license to their rights to 2-CdAP (the "ACVMP and 2-CdAP Technologies"). As consideration for the exclusive license of the ACVMP and 2-CdAP Technologies, the Company sold shares of Common Stock to Drs. Hostetler and Carson. The interests of Drs. Hostetler and Carson in the shares of Common Stock vest over time as they continue to serve as consultants to the Company. The Company also agreed to make two separate milestone payments of $1.0 million each and to make royalty payments ranging from 3% to 8% of net sales of products incorporating the ACVMP and 2-CdAP Technologies to Drs. Hostetler and Carson. The Company is obligated to hold harmless Drs. Hostetler and Carson against any claims or losses caused by or arising out of the Company's use of the ACVMP and 2-CdAP Technologies. Drs. Hostetler and Carson have the right to terminate the license agreement or convert the exclusive license to a nonexclusive license in the event that the Company does not satisfy certain development, marketing and milestone obligations. Additional termination events include the failure of the Company to pay royalties to Drs. Hostetler and Carson when due.

    Under the terms of the consulting agreement with Dr. Hostetler, the Company paid Dr. Hostetler an initial fee of $3,000 and agreed to sell to Dr. Hostetler shares of the Company's Series A Preferred Stock and to pay him an annual fee of $25,000 in consideration of the consulting services Dr. Hostetler agreed to provide in the antiviral and anticancer fields. The consulting agreement will terminate in November 1999, unless earlier terminated by the Company.

    In July 1995, Dr. Barry, the Chairman and Chief Executive Officer of the Company, and Forward Ventures II, L.P., a holder of more than five percent of the Company's outstanding stock, and of which Mr. Fleming, a director of the Company, is a general partner, purchased 800,000 and 375,000 shares of Common Stock, respectively, at $0.01 per share (the then fair market value of the Common Stock as determined by the Company's Board). These shares represented all of the shares of Common Stock issued in this financing. In

November 1995, Dr. Hostetler and Mr. Fleming, directors of the Company, Dr. Ellis, a director and executive officer of the Company, and Dr. Furman, Dr. Sandra Lehrman and Mr. Klein, all executive officers of the Company at that time, purchased 300,000, 62,500, 200,000, 150,000, 150,000 and 100,000 shares of Common Stock, respectively, at $0.01 per share (the then fair market value of the Common Stock as determined by the Company's Board). A total of 1,345,000 shares of Common Stock were issued in this financing. In December 1995, Mr. Rallis, an executive officer of the Company, purchased 150,000 shares of Common Stock at $0.01 per share (the then fair market value of the Common Stock as determined by the Company's Board). The Company exercised its option to repurchase all 150,000 shares of Common Stock from Dr. Lehrman upon her departure from the Company in July 1996.

    The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal stockholders and their respective affiliates will be approved in accordance with the Delaware General Corporation Law by a majority of the Board, including a majority of the independent and disinterested directors of the Board, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

    The Company's Second Restated Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Second Restated Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

    The Company's Restated Bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, the Company has entered into indemnification agreements with its directors and officers. The indemnification agreements contain provisions that require the Company, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. The Company has obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which the Company is required to indemnify them, subject to certain exclusions.

    As of the date of this proxy statement, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought, nor is the Company aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Triangle's officers and directors, and persons who own more than 10% of a registered class of Triangle's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Triangle with copies of all reports they file pursuant to Section 16(a).

    Based solely on a review of the copies of such reports furnished to Triangle, or written representations that no Form 5s were required, Triangle believes that, during the period from October 1996 (the first period for which Section 16(a) reports were required to be filed) through December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were satisfied.

                    STOCKHOLDER PROPOSALS FOR 1997 PROXY STATEMENT

    Stockholder proposals that are intended to be presented at the Company's annual meeting of stockholders to be held in 1998 must be received by the Company no later than January 20, 1998, in order to be included in the proxy statement and related proxy materials.

                                      FORM 10-K

    THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT THE COMPANY'S EXECUTIVE OFFICES WHICH ARE LOCATED AT 4 UNIVERSITY PLACE, 4611 UNIVERSITY DRIVE, DURHAM, NORTH CAROLINA 27707.

                                    OTHER BUSINESS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated:  May 19, 1997                       By Order of the Board of Directors



                                            Chris A. Rallis AS SECRETARY

                              TRIANGLE PHARMACEUTICALS, INC.
                    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints David W. Barry and Chris A. Rallis jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Triangle Pharmaceuticals, Inc. to be held on Tuesday, June 24, 1997, or at any postponements or adjournments thereof, as specified on the reverse, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                  (PLEASE SIGN AND DATE ON REVERSE SIDE)

                           PLEASE DATE, SIGN AND MAIL YOUR
                        PROXY CARD BACK AS SOON AS POSSIBLE!

                          ANNUAL MEETING OF STOCKHOLDERS
                          TRIANGLE PHARMACEUTICALS, INC.

                                JUNE 24, 1997


                  PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A /X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

1. Election of Directors:

   / / Vote FOR all nominees at right (except as withheld in the space below)

   / / Vote WITHHELD from all nominees

Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

-----------------------------------------------------------------------------

NOMINEES:

Standish M. Fleming and Karl Y. Hostetler, M.D. will stand for election to the Board for terms to expire in 1998.

M. Nixon Ellis, Ph.D. and Anthony B. Evnin, Ph.D. will stand for election to the Board for terms to expire in 1999.

David W. Barry, M.D., George McFadden and Peter McPartland will stand for election to the Board for terms to expire in 2000.

2. Ratification of Accountants: Ratification and approval of the selection of Price Waterhouse LLP as independent accountants for the fiscal year ending December 31, 1997.

             / / FOR                /  / AGAINST            /  / ABSTAIN

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR ANY
ADJOURNMENTS THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING  /  /


-----------------------------   -------------------------------
 SIGNATURE OF STOCKHOLDER        PRINTED NAME OF STOCKHOLDER


----------------------------    Dated:                          , 1997
  TITLE (IF APPROPRIATE)              -------------------------

Note: Please sign exactly as name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.